Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Diebold Nixdorf, Incorporated:

We consent to the incorporation by reference in the registration statement (Nos. 33-32960, 33-39988, 33-55452, 33-54677, 33-54675, 333-32187, 333-60578, 333-162036, 333-162037, 333-162049, 333-190626, 333-193713, and 333-199738) on Form S-8 and (Nos. 333-213780 and 333-208186) on Form S-4 of Diebold Nixdorf, Incorporated and subsidiaries of our reports dated February 24, 2017, with respect to the consolidated balance sheets of Diebold Nixdorf, Incorporated and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appears in the December 31, 2016 annual report on Form 10-K of Diebold Nixdorf, Incorporated.

On August 15, 2016, Diebold Nixdorf, Incorporated (formerly Diebold, Incorporated) acquired 69.2 percent of the total number of Diebold Nixdorf Aktiengesellschaft (formerly Wincor Nixdorf Aktiengesellschaft) ordinary shares inclusive of treasury shares of Diebold Nixdorf Aktiengesellschaft, and management excluded from its assessment of the effectiveness of Diebold Nixdorf, Incorporated’s internal control over financial reporting as of December 31, 2016, Diebold Nixdorf Aktiengesellschaft’s internal control over financial reporting associated with total assets of $2,753.0 million and total revenues of $1,054.8 million included in the consolidated financial statements of Diebold Nixdorf, Incorporated as of and for the year ended December 31, 2016. Our audit of internal control over financial reporting of Diebold Nixdorf, Incorporated also excluded an evaluation of the internal control over financial reporting of Diebold Nixdorf Aktiengesellschaft.

/s/  KPMG LLP

Cleveland, Ohio
February 24, 2017